UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

Natural Resource Partners L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31465	35-2164875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 751-7507

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 2, 2012, NRP completed its fifth acquisition of coal reserves at the Deer Run mine in Illinois for $40 million from Colt LLC, an affiliate of the Cline Group. The acquisition was funded with cash. NRP has paid $215 million of the $255 million slated for the acquisition of approximately 200 million tons of reserves. The final closing contemplated under the Purchase Agreement is anticipated to occur in the third quarter of 2012. The Deer Run mine is located near Hillsboro in Montgomery and Bond Counties, Illinois and the coal reserves are leased to the mining company Hillsboro Energy, an affiliate of the Cline Group.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated February 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP, its general partner

By:	GP Natural Resource Partners LLC, its general partner

By:	/s/ Wyatt Hogan
Name: Wyatt Hogan Title: Vice President and General Counsel

February 3, 2012